Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT, dated as of March 4, 2002 (this “Amendment”), to the Credit Agreement, dated as of March 1, 2001 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PG&E Corporation, a California corporation (the “Borrower”), the lenders party thereto (the “Lenders”), General Electric Capital Corporation, a New York corporation, as Co-Arranger (in such capacity, the “Co-Arranger”), Lehman Commercial Paper Inc., a New York corporation, as Administrative Agent (in such capacity, the “Administrative Agent”), and Lehman Brothers Inc., a Delaware corporation, as Lead Arranger and Book Manager (in such capacity, the “Lead Arranger”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Co-Arranger, the Administrative Agent and the Lead Arranger are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent, the Lenders and the other parties hereto are willing to agree to the requested amendments on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  Defined Terms.  Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined.

2.  Amendments to the Credit Agreement.  (a) Appendix A to the Credit Agreement is hereby amended by deleting therefrom the definition of “Financing Documents” and by substituting, in lieu thereof, the following:

            “Financing Documents” shall mean, collectively, the Credit Agreement, the Notes, the Fee Letter, the Lehman Fee Letter, the Additional Fee Letter, the Second Additional Fee Letter, the Escrow Agreement, the Security Documents and the Option Agreement.”

(b) Appendix A to the Credit Agreement is hereby amended by adding thereto the following new definition in its proper alphabetical order:

“Second Additional Fee Letter” shall mean the fee letter, dated March 4, 2002, among the Borrower, the Administrative Agent and the Lenders.

(c) Section 2.9(b) of the Credit Agreement is hereby amended by deleting the date, “March 3, 2002”, set forth in clause (ii)(x) of the proviso in such section and by substituting, in lieu thereof the date, “June 3, 2002”.

(d) Section 3.7 of the Credit Agreement is hereby amended by adding the following new paragraph (c) at the end thereof:

“(c) Notwithstanding the provisions of paragraphs (a) and (b) of this Section 3.7, during the period between March 2, 2002 and March 2, 2003, the Borrower may make payments to the Tranche B Lenders in respect of the Tranche B Loan and that portion of the Tranche A Loan held by the Tranche B Lenders, pro rata based upon the respective amounts of the Tranche B Loan or the Tranche A Loan, as applicable, held by each Tranche B Lender, without concurrently making payments to the Tranche A Lenders in respect of the Tranche A Loan.”

3.   Effectiveness.  This Amendment shall become effective as of the date hereof when (i) each Lender shall have received counterparts hereof duly executed by the Borrower, the Administrative Agent and the Lenders, (ii) the Administrative Agent shall have received all of the fees required by the Second Additional Fee Letter to be paid on March 4, 2002, (iii) each Lender shall have received acknowledgements and consents from the Borrower, LLC and NEG, Inc. to this Amendment, (iv) the Second Amendment to Option Agreement, dated as of the date hereof, shall have been duly executed and delivered by the parties thereto and consented to by each Person specified therein and (v) each Lender shall have received a favorable opinion of counsel to the Borrower covering such matters with respect to this Agreement and the transactions contemplated hereby as the Lenders shall reasonably request.

4.   Representations and Warranties.  The Borrower hereby represents and warrants that each of the representations and warranties of the Borrower and its Subsidiaries contained in Sections 5.1, 5.2, 5.3, 5.4, 5.5 and 5.26 of the Credit Agreement shall be, after giving effect to this Amendment, true and correct in all material respects, as if made on and as of the date hereof except for any representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date.

5.   Reference to Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like or similar import shall mean and be reference to the Credit Agreement as affected and amended by this Amendment.

6.   Continuing Effect of Credit Agreement.  This Amendment shall not be construed as a waiver or consent to any further or future action on the part of the Borrower or any of its Subsidiaries that would require a waiver or consent of the Administrative Agent and/or the Lenders.  Except as amended hereby, the provisions of the Credit Agreement and the other Financing Documents are and shall remain in full force and effect.

7.   Counterparts.  This Amendment may be executed in counterparts, and by the several parties hereto on separate counterparts, and all of the said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

8.   GOVERNING LAW, ETC.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.   Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent and each Lender for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and counsel to General Electric Capital Corporation, as a Lender.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

PG&E CORPORATION By: /s/ Leroy T. Barnes, Jr. Name: Leroy T. Barnes, Jr. Title: Vice President and Treasurer
GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and Co-Arranger By /s/ J. Alex Urquhart, Jr.. Name: J. Alex Urquhart, Jr. Title: Vice President of GECC
LEHMAN COMMERCIAL PAPER INC., as a Lender and Administrative Agent By /s/ Jeff Goodwin Name: Jeff Goodwin Title: Authorized Signatory
WILMINGTON TRUST COMPANY, as a Lender By: /s/ Bruce L. Bisson Name: Bruce L. Bisson Title: Vice President

Each of the undersigned does hereby consent and agree to the foregoing Amendment and acknowledge and agree that (i) all obligations of the Borrower under the Credit Agreement, as amended by the foregoing Amendment, are Secured Obligations (as defined in the relevant Security Document) which are secured by the Security Documents to which it is a party, (ii) all references to the Credit Agreement in the Security Documents refer to the Credit Agreement, as amended from time to time (including pursuant to the foregoing Amendment), and (iii) all references to Loans in the Security Documents refer to the Loans under the Credit Agreement.

PG&E CORPORATION By: /s/ Leroy T. Barnes, Jr. Name: Leroy T. Barnes, Jr. Title: Vice President and Treasurer
PG&E NATIONAL ENERGY GROUP, LLC By: /s/ Thomas G. Boren Name: Thomas G. Boren Title: President and CEO
PG&E NATIONAL ENERGY GROUP, INC. By: /s/ Thomas G. Boren Name: Thomas G. Boren Title: President and CEO